UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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XSUNX, INC.
(Name of Registrant as Specified In Its Charter)

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XSUNX, INC.

65 Enterprise

Aliso Viejo, California 92656

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of XSUNX, Inc., a Colorado corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, no par value and holders of our Series A Preferred Stock par value $.01 per share (the “Stock”) have voted, to approve the following item:

PROPOSAL: To authorize the Company to increase the number of authorized shares of common stock from 500,000,000 to 2,000,000,000. (This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.)

Stockholders of record at the close of business on July 1, 2013 (the “Record Date”), are entitled to receive a copy of this information statement.

This information statement (the “Information Statement”), which describes the proposal in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Colorado law, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the proposal. As such, the stockholder approval of the increase in the authorized common stock will be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.

Your consent regarding the proposals is not required and is not being solicited in connection with this corporate action. This Information Statement will serve as the required notice to stockholders pursuant to the Exchange Act, of the approval by less than the unanimous written consent of our stockholders with respect to the proposal. We will first mail the Information Statement to all of our stockholders on or about July 15, 2013 to stockholders of record as of July 1, 2013.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
/s/ Tom M. Djokovich
Chief Executive Officer and
July 10, 2013		President

XSUNX, INC.

65 Enterprise

Aliso Viejo, California 92656

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the action described in this information statement. We are mailing this information statement to our stockholders of record as of July 1, 2013.

XSUNX, Inc., a Colorado corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the voting rights from shares of our common stock, no par value and the holder of our Series A Preferred, par value $.01 per share (the “Stock”), have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting a proposal to increase the number of authorized shares of common stock to two billion. No vote or other action is requested or required on your part.

The Majority stockholder submitted their consent to the shareholder resolution described in this Information Statement on or about June 28, 2013, to be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado. As of July 1, 2013, the Majority Stockholder, of record, held 14,493,000 shares of the Company's common stock and 5,000 shares of the Company’s Series A Preferred stock representing the voting equivalent of 239,851,377 shares of common stock or approximately 63.85% of the Company's voting stock. The remaining outstanding shares of common stock are held by approximately 16,000 other shareholders. The Majority Stockholder is an officer and director of the Company.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED ACTION

What action was taken by written consent in lieu of a Shareholders’ Meeting?

Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, our stockholders holding at least a majority of the votes of the issued and outstanding shares of our Common Stock and Preferred Stock approved the amendment of our Articles of Incorporation to increase the authorized shares of common stock. Additional information regarding this proposal is set forth below in the section entitled “Approval of Proposal.”

How many shares of voting common stock and preferred stock were outstanding on July 1, 2013?

The approval of the proposal by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock and Preferred Stock as of July 1, 2013 (the “Record Date”). As of the Record Date, July 1, 2013, there were 375,597,295 shares of our Common Stock issued and outstanding. Each share of our Common Stock is entitled to one vote. As of the Record Date, 5,000 shares of our Series A Preferred shares were issued and outstanding and held by one individual. One (1) or more shares of our Series A Preferred shares has a voting right equal to 225,358,377 shares of our common stock. Our Chief Executive Officer and Director, Mr. Djokovich is the beneficial holder of 14,493,000 shares of our Common Stock and the direct holder of 5,000 shares of our Series A Preferred shares, representing approximately 63.85% of the shares entitled to vote on the Record Date, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting. Consequently, no additional votes are required to approve the proposed action.

Why is the Company approving the proposal through a stockholder written consent in lieu of holding a stockholder meeting?

The approval by the Board of Directors for the issuance of the Series A Preferred Stock was done in response to an effort to reduce the prohibitive costs associated with obtaining a quorum of the shareholders, standing currently at approximately 16,000 shareholders, for the purpose of a shareholders meeting and vote to amend the Articles of Incorporation to increase the Company’s number of authorized common shares.

Further, under the Colorado Revised Statutes, our Articles of Incorporation, and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient to approve the proposal. The Company is not required to solicit the vote of any additional stockholders to effect the proposed actions. The Company, however, is obligated by its Bylaws and the federal securities laws to provide this Information Statement to you in connection with the taking of corporate actions without a meeting.

For these reasons, the Board considered with its legal counsel whether there are alternatives that will allow the Company to conduct shareholder actions for the continuation of the Company associated with financing and conducting operations, and providing greater flexibility with respect to purposes that may include: providing equity incentives to employees or consultants, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

Has the Board approved the proposal?

Yes. The Board approved the proposal on June 27, 2013.

When will the proposal be effected?

The proposal to amend the Articles of Incorporation has been approved by the Board of Directors on June 27, 2013, but will be effective upon filing the amendment with the Secretary of State of Colorado. We anticipate the proposal to be effective on or about August 5, 2013.

Am I entitled to dissenter’s rights in connection with the proposal?

No. The Colorado Revised Statutes do not provide for dissenter’s rights with respect to the proposal.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 2,000,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation Stock (the “Amendment”) to (i) increase our authorized shares of Common Stock from 500,000,000 shares to 2,000,000,000 shares. The Amendment will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Colorado. We will file the Amendment approximately (but not less than) 20 days after a definitive information statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Colorado is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 500,000,000 shares of Common Stock, no par value per share.  As of July 1, 2013, we had 375,597,295 shares of Common Stock issued and outstanding. Our Articles of Incorporation currently authorizes us to issue a maximum of 50,000,000 shares of Preferred Stock. As of July 1, 2013, we had 5,000 shares of Series A Preferred Stock issued and outstanding. Such Series A Preferred shares have the voting equivalent of 225,358,377 shares of common stock or 60%.

The board of directors (the “Board”) believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings, satisfy the obligations of additional share issuance under current convertible Notes, and for use in stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

Future Dilutive Transactions

It is emphasized that management of the Company may affect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except in some cases involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

The issuance of additional shares in future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing stockholders may be diluted by 100%.

2. Control of the Company by stockholders may change due to new issuances.

3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

4. Business plans and operations may change.

5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares, though no such opportunities have been identified by the Company at this time.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 1, 2013. The information in this table provides the ownership information for:

•                  each person known by us to be the beneficial owner of more than 5% of our Common Stock;

•                  each of our directors;

•                  each of our executive officers; and

•                  our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from July 1, 2013 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of July 1, 2013 have been exercised and converted. Unless otherwise indicated, the address of each of the following beneficial owner is c/o XsunX, Inc.

Name of Beneficial Owner	Number of Shares of Common		Number of Shares of Preferred (1)	Total Number of Voting Shares	Percentage (2)
Officers & Directors:
Tom Djokovich, Chief Executive Officer & Director	14,493,000	(3)	5,000	239,851,377	63.85%
Thomas Anderson, Director	1,500,000	(4)	-0-	1,500,000	*
Oz Fundingsland, Director	1,500,000	(5)	-0-	1,500,000	*
Dr. Michael Russak, Director	1,500,000	(6)	-0-	1,500,000	*
Joseph Grimes, Director	4,500,000	(7)	-0-	4,500,000	1.20%
TOTAL	23,493,000		5,000	248,851,377	66.25%

*Less than 1%

(1)	1 or more shares of Series A Preferred Share is equal to the vote of 225,358,377 shares of common stock.
(2)	Based upon 375,597,295 shares of common stock issued and outstanding on July 1, 2013 and the Series A Preferred Shares having a voting equivalent of 225,358,377 shares of common stock for total voting shares of 239,851,377.
(3)	Includes 14,068,000 shares owned by the Djokovich Limited Partnership. Mr. Djokovich shares voting and dispositive power with respect to these shares with Mrs. Djokovich.
(4)	Includes options to purchase an aggregate of 1,500,000 shares of common stock of the Company which are currently exercisable.
(5)	Includes options to purchase an aggregate of 1,500,000 shares of common stock of the Company which are currently exercisable.

(6)	Includes options to purchase an aggregate of 1,500,000 shares of common stock of the Company which are currently exercisable.
(7)	Includes options to purchase an aggregate of 4,500,000 shares of common stock of the Company which are currently exercisable.

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation currently authorize us to issue a maximum of 500,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock with a par value of $0.01 per share. As of the July 1, 2013, there were 375,597,295 shares of Common Stock issued and outstanding and 5,000 shares of Series A Preferred Stock issued and outstanding, as further described below.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Series A Preferred Stock

The holder of Series A Preferred Stock shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The Record Holder of the Series A Preferred Shares shall have that number of votes (identical in every other respect to the voting rights of the holders of other Series of voting preferred shares and the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Colorado law provides may or must be approved by vote or consent of the holders of other series of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any.

DISSENTER’S RIGHTS

Under the Colorado Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement will be delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 65 Enterprise, Aliso Viejo, California 92656, Attn: CEO, or call the Company at (949) 330-8060 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.    You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

	By	Order of the Board of Directors
/s/ Tom M. Djokovich
Chief Executive Officer and
July 10, 2013		President

Appendix A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

XSUNX, INC.

The undersigned President and Secretary of XSUNX, INC., a Colorado corporation (the “Corporation”) does hereby certify that:

The Shareholders of said corporation holding at least a majority of the voting power provided written consent of stockholders in lieu of a special meeting of the Corporation on June 28, 2013, adopting resolutions approved by the Board of Directors to amend the Articles of Incorporation, as follows:

ARTICLE IV

ARTICLE IV Section 1 is hereby amended as follows:

Section 1. Classes and Shares Authorized. The authorized capital stock of the corporation shall be 2,000,000,000 shares of Common Stock no par value and 50,000,000 shares of Preferred Stock, $.01 par value.

The amendments to the Articles of Incorporation were approved by the Board of Directors on June 27, 2013.

Date Filed: _____________________

XsunX, Inc.

By: ________________________